                                                          Exhibit 99.(d)(1)(iii)

                                    AMENDMENT
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                               ING PARTNERS, INC.

     AMENDMENT made as of this 1st day of November, 2004, to the Investment Advisory Agreement dated as of May 1, 2003, as amended (the "Agreement"), between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "Adviser"), and ING Partners, Inc., a corporation organized and existing under the laws of Maryland (the "Company"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1.   Article IX, EXPENSES, is hereby amended as follows:

     SECTION IX.B.6 is hereby amended by inserting the words "Board approved" before "fees and expenses of any membership..."

2. AMENDED SCHEDULE A to the Agreement is hereby deleted in its entirety and replaced with AMENDED SCHEDULE A attached hereto.

3. AMENDED SCHEDULE B to the Agreement is hereby deleted in its entirety and replaced with AMENDED SCHEDULE B attached hereto.

4. In all other respects, the Agreement is confirmed and remains in full force and effect.

5.   This Amendment shall become effective as of the date first written above.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their duly authorized signatories the date and year first above written.

                                        ING LIFE INSURANCE AND ANNUITY COMPANY


                                        By:
                                              ----------------------------------
                                                Laurie M. Tillinghast
                                        Title:  Vice President


                                        ING PARTNERS, INC.


                                        By:

                                              ----------------------------------
                                                James M. Hennessy
                                        Title:  President

                               AMENDED SCHEDULE A

                          SERIES OF ING PARTNERS, INC.

  ING Aeltus Enhanced Index Portfolio
  ING Alger Aggressive Growth Portfolio
  ING Alger Capital Appreciation Portfolio
  ING Alger Growth Portfolio
  ING American Century Small Cap Value Portfolio
  ING Baron Small Cap Growth Portfolio
  ING Fidelity(R) VIP Contrafund(R) Portfolio
  ING Fidelity(R) VIP Equity Income Portfolio
  ING Fidelity(R) VIP Growth Portfolio
  ING Fidelity(R) VIP Mid Cap Portfolio
  ING Goldman Sachs(R) Capital Growth Portfolio
  ING Goldman Sachs(R) Core Equity Portfolio
  ING JPMorgan Fleming International Portfolio
  ING JPMorgan Mid Cap Value Portfolio
  ING MFS Capital Opportunities Portfolio
  ING MFS Global Growth Portfolio
  ING OpCap Balanced Value Portfolio
  ING Oppenheimer Strategic Income Portfolio
  ING PIMCO Total Return Portfolio
  ING Salomon Brothers Aggressive Growth Portfolio
  ING Salomon Brothers Fundamental Value Portfolio
  ING Salomon Brothers Investors Value Portfolio
  ING T. Rowe Price Growth Equity Portfolio
  ING UBS U.S. Allocation Portfolio
  ING UBS U.S. Large Cap Equity Portfolio
  ING Van Kampen Comstock Portfolio

Dated: November 1, 2004

                               AMENDED SCHEDULE B

                                  ADVISORY FEES

SERIES                                                                                    ADVISORY FEES
------                                                                    (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Aeltus Enhanced Index Portfolio                                                           0.60%
ING Alger Aggressive Growth Portfolio                                                         0.85%
ING Alger Capital Appreciation Portfolio                                                      0.70%
ING Alger Growth Portfolio                                                                    0.80%
ING American Century Small Cap Value Portfolio                                                1.00%
ING Baron Small Cap Growth Portfolio                                                          0.85%
ING Fidelity(R) VIP Contrafund(R) Portfolio                                    0.00% while Series invested in Master
                                                                                   0.58% for Standalone Series
ING Fidelity(R) VIP Equity Income Portfolio                                    0.00% while Series invested in Master
                                                                                   0.48% for Standalone Series
ING Fidelity(R) VIP Growth Portfolio                                           0.00% while Series invested in Master
                                                                                   0.58% for Standalone Series
ING Fidelity(R) VIP Mid Cap Portfolio                                          0.00% while Series invested in Master
                                                                                   0.58% for Standalone Series
ING Goldman Sachs(R) Capital Growth Portfolio                                                 0.85%
ING Goldman Sachs(R) Core Equity Portfolio                                                    0.70%
ING JPMorgan Fleming International Portfolio                                                  0.80%
ING JPMorgan Mid Cap Value Portfolio                                                          0.75%
ING MFS Capital Opportunities Portfolio                                                       0.65%
ING MFS Global Growth Portfolio                                                               0.60%
ING OpCap Balanced Value Portfolio                                                            0.80%
ING Oppenheimer Strategic Income Portfolio                                                    0.50%
ING PIMCO Total Return Portfolio                                                              0.50%
ING Salomon Brothers Aggressive Growth Portfolio                                0.70% of the first $500 million of
                                                                                     average daily net assets;
                                                                                0.65% on assets over $500 million
ING Salomon Brothers Fundamental Value Portfolio                                              0.90%
ING Salomon Brothers Investors Value Portfolio                                                0.80%
ING T. Rowe Price Growth Equity Portfolio                                                     0.60%

SERIES                                                                                    ADVISORY FEES
------                                                                    (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING UBS U.S. Allocation Portfolio                                                             0.85%
ING UBS U.S. Large Cap Equity Portfolio                                        0.70% on the first $500 million of
                                                                                  average daily net assets;
                                                                                0.65% on assets over $500 million
ING Van Kampen Comstock Portfolio                                                             0.60%

Dated: November 1, 2004